 Exhibit 10.1

FIRST CITIZENS COMMUNITY BANK

ENDORSEMENT SPLIT-DOLLAR LIFE INSURANCE PLAN

Effective January 1, 2015

FIRST CITIZENS COMMUNITY BANK

ENDORSEMENT SPLIT-DOLLAR LIFE INSURANCE PLAN

This Endorsement Split-Dollar Life Insurance Plan (the “Plan”) is established by First Citizens Community Bank, located in Mansfield, Pennsylvania (the “Bank”), for the benefit of certain employees of the Bank.

1.	Purpose

This Plan is established as part of an integrated executive compensation program that is intended to attract, retain and motivate certain employees of the Bank (“Participant(s)”). This Plan provides a means by which the Bank assists a Participant in purchasing life insurance on the Participant’s life that provides a death benefit to the Participant’s beneficiary (“Beneficiary”).

2.	Effective Date

This Plan shall be effective as of January 1, 2015.

3.	Eligibility and Participation

The Board of Directors of the Bank may designate any individual to be eligible to participate in the Plan.  Each individual may agree to participate in the Plan by completing a Participation Agreement similar in form to that set forth in Schedule B and a Beneficiary Designation similar in form to that set forth in Schedule C; provided, however, participation and all benefits under this Plan are subject to the actual purchase of a life insurance Policy under Section 4 of the Plan and are further subject to the Policy being in force at the time of the Participant’s death.

4.	Purchase of Life Insurance Policies

The Bank shall use its best efforts to purchase one or more life insurance policies on the life of each eligible individual in an amount sufficient to provide for the benefits set forth in Section 7 of the Plan; provided, however, that the Bank shall retain the absolute right to decline to purchase a policy on the life of any individual for any reason whatsoever. Each policy purchased shall be subject to the terms and conditions of the Plan (“Policy”).  By executing the Participation Agreement, the Participant consents to the Bank acquiring, owning and holding the Policy on the life of the Participant.

5.	Policy Ownership

The sole and absolute owner of any Policy shall be the Bank which may exercise all ownership rights granted to the owner by the terms of the Policy, except as may otherwise be limited by this Plan.

6.	Division of Cash Surrender Value

The Bank shall at all times be entitled to all cash values under the terms of the Policy. Participants shall have no right, at any time, to the cash value of the Policy.  In the event there is more than one Policy on the Participant’s life endorsed under this Plan, the Participant’s interest in the death proceeds may be paid out of one or more of the Policies, as designated by the Bank, in its sole discretion.

7.	Division of Death Proceeds

Except as provided in Section 11 of the Plan, upon the death of a Participant, and providing the Policy on the Participant’s life is in force and the Participant is employed by Bank on the date of death, the proceeds of the Policy shall be divided as follows:

(a)           Participant’s Share. The Participant’s Beneficiary shall be entitled to the amount shown on the Participant’s Participation Agreement from the total benefit payable from the Policy as of the Participant’s date of death.  The Participant’s Beneficiary shall receive the death proceeds in a single lump sum payment as soon as practicable following the death of the Participant, subject to any right or interest the Bank may have in the proceeds, as provided in the Plan.  If the Participant’s death occurs after he terminates employment with the Bank or if the Policy is no longer in force on the Participant’s date of death, no benefit shall be payable to the Participant’s Beneficiary.

(b)           Bank’s Share. The Bank shall be entitled to the remainder of the death proceeds.

(c)           Division of Interest. Subject to Section 7(a) and (b) above, the Bank, as owner of the Policy, and the Beneficiary shall share in any interest due with respect to the death proceeds on a pro-rata basis as the proceeds due each respectively bears to the total proceeds, excluding any interest.

8.	Vesting

Subject to Section 15 of the Plan, the Participant shall be fully vested in the Participant’s share of the death proceeds described in Section 7(a) of the Plan as long as the Policy on the Participant’s life remains in force and the Participant is employed by the Bank.

9.	Beneficiary Designation

Each Participant shall have the right and power to designate a person, persons or entity (“Beneficiary”) to receive the Participant’s share of the proceeds payable upon his death, subject to any right or interest the Bank may have in the proceeds, as provided in the Plan. If no valid Beneficiary designation has been filed with the Bank, upon the Participant’s death, the Beneficiary will be deemed to be the Participant’s estate.  A Participant shall have the right to change a Beneficiary by completing, signing and providing the Bank with a new Beneficiary Designation.  Upon acceptance by the Bank of the new Beneficiary Designation, all prior Beneficiary Designations shall be cancelled.  The Bank shall have the right to rely on the last Beneficiary Designation filed with and accepted by the Bank prior to the Participant’s death.

10.	Premium Payments; Imputed Income to the Participant

(a)           Subject to the Bank’s absolute right to surrender or terminate the Policy at any time and for any reason (other than following a Change in Control, as set forth in Section 11 hereof), the Bank shall pay the premium payment or payments, as and when due.

(b)           The Bank shall include on a Participant’s Form W-2 or its equivalent, as applicable, the amount of imputed income as required for federal and state income tax purposes, if any, as a result of the insurance protection provided.

(c)           A Participant shall not have the right to make any premium payment on the Policy at any time.

11.           Termination of Participation in the Plan

An individual’s participation in this Plan shall terminate upon the occurrence of any one of the following:

(a)	The Participant’s employment with the Bank ceases;

(b)	Total cessation of the Bank’s business;

(c)	Bankruptcy, receivership or dissolution of the Bank;

(d)	Receipt by the Bank of written notification of a request to terminate participation in the Plan from the Participant;

(e)	Surrender, lapse, or other termination of the Policy on the life of the Participant by the Bank; or

(f)	Distribution of the death proceeds in accordance with Section 7 of this Plan.

Notwithstanding the foregoing and anything in Section 7 of this Plan to the contrary, in the event of a Change in Control, the interest of a Participant who is employed with the Bank at the time of the Change in Control will be forfeited only upon the Participant’s attainment of age sixty-five (65), unless otherwise provided for in the Participant’s Participation Agreement, regardless of whether the Participant remains employed with the Bank or its successor following the Change in Control.  For purpose of the Plan, the term “Change in Control” means a change in ownership, change in effective control, or change in ownership of a substantial portion of the assets of the Bank or Citizens Financial Services, Inc., the holding company of the Bank, as such terms are defined for purposes of Section 409A of the Internal Revenue Code of 1986, as amended.

12.	Named Fiduciary

The Bank is hereby designated as the named fiduciary under this Plan. As named fiduciary, the Bank shall be responsible for and have the authority to manage the operation and administration of this Plan, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Plan. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Plan, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

13.	Funding Policy

Subject to the Bank’s absolute right to surrender or terminate the Policy at any time and for any reason (other than following a Change in Control, as set forth above in Section 11), the funding policy for this Plan shall be to make all planned premium payments.

14.	Claims Procedure

(a)           Claim or Request. Any person claiming a benefit, requesting an interpretation or ruling under this Plan, or requesting information under this Plan shall present the request in writing to the Bank, which shall respond in writing within a reasonable period of time, but not later than ninety (90) days after receipt of the request.  Notwithstanding anything herein to the contrary, any claim filed hereunder shall be filed within ninety (90) days of the Participant’s death.

(b)           Denial of Claim or Request. If the claim or request is denied, the written notice of denial shall state:

(i)	The reason for denial, with specific reference to the provisions in the Plan on which the denial is based;

(ii)	A description of any additional material or information required and an explanation of why it is necessary; and

(iii)	An explanation of the Plan’s claims review procedure.

(c)           Review of Claim or Request. Any person whose claim or request is denied may request a review by notice given to the Bank within sixty (60) days following receipt of notification of the adverse determination. The claim or request will be reviewed by the Bank which may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine the pertinent documents, and submit issues and comments in writing.

(d)           Final Decision. The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified within the sixty (60) day period of an extension, which shall not be for more than an additional sixty (60) days. The Bank’s decision will be delivered in writing to the individual and will state the reason(s) and the relevant provision(s) in the Plan for the decision. All decisions on review shall be final and bind all parties concerned.

15.	Amendment and Revocation

This Plan may be amended or revoked at any time, in whole or in part, by the Bank, in its sole discretion; provided, however, that the Bank or its successors may not amend or terminate the Plan following a Change in Control, without the written consent of the Participants.  A copy of any amendment must be provided to an insured Participant.

16.	Insurance Company Not a Party to This Plan

Each insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefit to the Beneficiary named in the Policy, subject to the terms and conditions of the Policy. In no event shall any insurer be considered a party to this Plan, or any modification or amendment to the Plan.

17.           Facility of Payment

If the Bank determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person’s property, the Bank may direct payment of the benefit to the guardian, legal representative or person having the care or custody of the minor, incompetent person or incapable person. The Bank may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit.  Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for the payment amount.

18.	Validity

If any provision of this Plan is held illegal, invalid or unenforceable, the remaining provisions shall nonetheless be enforceable according to their terms. Further, in the event that any provision is held to be overbroad as written, the provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to law and enforced as amended.

19.	Notices

All notices shall be in writing, and shall be sufficiently given if delivered to the Bank at its principal place of business, or to the Participant at his or her last known address as shown in the Bank’s records, in person, by delivery service or similar receipted delivery, or, if mailed, postage prepaid, by certified mail, return receipt requested. The date of the mailing will be deemed the date of notice, demand or consent.

20.	Successors

The provisions of this Plan shall bind and inure to the benefit of the Bank and its successors and assigns, and the Participant and his or her heirs, successors and personal representatives.  The Bank shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm or person unless such succeeding or continuing company, firm or person agrees to assume and discharge the obligations of the Bank.

A Participant may not, without the written consent of the Bank, assign to any individual, trust or other organization, any right, title or interest in a Policy.

21.	Governing Law

The provisions of this Plan shall be construed and interpreted according to the laws of the Commonwealth of Pennsylvania, except as preempted by federal law.

22.	Entire Plan

This written document is the final and exclusive statement of the terms of the Plan, and any claim of right or entitlement under the Plan shall be determined in accordance with its provisions.

23.           Not a Contract of Employment

The terms and conditions of the Plan shall not be deemed to constitute a contract of employment or service between the Bank and any individual, and no individual (or his or her Beneficiary) shall have rights against the Bank except as may be otherwise provided specifically in this Plan. Moreover, nothing in the Plan shall be deemed to give any individual the right to be retained in the service of the Bank or to interfere with the right of the Bank to discipline or discharge any individual at any time.

IN WITNESS WHEREOF, the Bank has caused this Plan to be executed by its duly authorized officers effective as of this 1st day of January, 2015.

First Citizens Community Bank

By:	/s/ Mickey L. Jones
Mickey L. Jones
Chief Financial Officer, Chief Operating Officer

SCHEDULE B

First Citizens Community Bank
Endorsement Split-Dollar Life Insurance Plan
Participation Agreement
(change in control benefit)
(Please Print or Type Information)

I, Randall E. Black, hereby elect to participate in the First Citizens Community Bank Endorsement Split-Dollar Life Insurance Plan (the “Plan”) as of this 1st day of January, 2015.

By electing to participate, I acknowledge that:

1.
If I am employed by First Citizens Community Bank (the “Bank”) upon my death, my Beneficiary will be entitled to receive fifty percent (50%) of the net at risk amount (as defined below) from the proceeds of the following life insurance policies (“Policy”) provided the Policy and the Plan are effective and in force on the date of my death:

Insurer: Northwestern Mutual                                                 Contract No.(s):  16557173, 18454090, 18453977, 21008601

Insurer: MassMutual                                                                Contract No.(s):   0058509, 39118751

In the event I am employed by the Bank at the time of a Change in Control (as defined in the Plan), my interest will be forfeited only upon my attainment of age sixty-five (65), regardless of whether I remain employed with the Bank or its successor following the Change in Control.

The balance of the insurance proceeds will be paid to the Bank.

The “net at risk amount” is the total death benefit payable less the cash surrender value of the Policy as of the date of death.

2.	The annual cost of the term insurance protection will be included as taxable income each year on my Form W-2, or its equivalent, in accordance with applicable tax law requirements.

3.	This Participation Agreement will not become effective unless and until a life insurance policy on my life is issued to the Bank.

4.
The Bank has the right, at any time prior to the occurrence of a Change in Control, to surrender the Policy for its cash value, and I have no interest whatsoever in the cash value.  If the Policy is surrendered, my participation in the Plan will terminate and no benefit will be payable to my Beneficiary.

5.	The Bank is the sole and absolute owner of the Policy and may exercise all ownership rights under the terms of the Policy, except as may be limited by the Plan.

6.	I may change my designated Beneficiary at any time and it will become effective when the change is filed with the Bank.

Claim Procedure:  If your beneficiary does not receive your benefits when due, your beneficiary may file a claim in writing to First Citizens Community Bnk, Attention:  Human Resource Department.  For a copy of the Claims Procedure, please see the Plan document.

Date: January 7, 2015	By:	/s/ Randall E. Black
Randall E. Black
CEO & President

Accepted by First Citizens Community Bank

Date: January 7, 2015	By:	/s/ Mickey L. Jones
Mickey L. Jones
Chief Financial Officer, Chief Operating Officer

First Citizens Community Bank

Endorsement Split-Dollar Life Insurance Plan
Election not to Participate
(Please Print or Type Information)

Although offered the opportunity to participate in the First Citizens Community Bank Endorsement Split-Dollar Life Insurance Plan, I, ___________________________, hereby elect not to participate in the Plan.

Date:	By:	/s/
Name
Title

Accepted by First Citizens Community Bank

Date:	By:
Name
Title

SCHEDULE C

First Citizens Community Bank
Endorsement Split-Dollar Life Insurance Plan
Beneficiary Designation

(Please Print or Type Information)

I, ______________________________, hereby designate the following to receive amounts payable by reason of my death:

Primary Beneficiaries

Name	Social Security Number*	Date of Birth	Percentage
1.
2.
3.

Contingent Beneficiaries

Name	Social Security Number*	Date of Birth	Percentage
1.
2.
3.

*Will not be applicable for corporate trustee or in certain other cases.

Notes:
•	Please PRINT CLEARLY or TYPE the names of the beneficiaries.
•	To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.
•	To name your estate as beneficiary, please write “Estate of [your name]”
•	Be aware that none of the contingent beneficiaries will receive anything unless all of the primary beneficiaries predecease you.

I understand that I may change these beneficiary designations by delivering a new written designation to the Bank, which shall be effective only upon receipt and acknowledge by the Bank prior to my death.  I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Signature of Participant                                                                           Date

Print Name

Signature of spouse is required if you are married and are naming someone other than your spouse as Beneficiary.

Signature of Spouse                                                                           Date